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                         RESTATED CONSULTANT AGREEMENT

     This Agreement is made effective as of June 30, 1998 between Richard E. Webber, of Oak Lawn, Illinois (herein referred to as "the Consultant"), and Alliance Bancorp (the "Corporation"), a Delaware corporation whose principal place of business is located at One Grant Square, Hinsdale, Illinois, and supercedes any prior Agreements entered into between the parties.

     The parties stipulate and recite that:

     A. The Consultant has been the President and Chief Executive Officer of Southwest Federal Savings and Loan Association of Chicago (the "Association"), since 1959 and President and Chief Executive Officer of Southwest Bancshares, Inc. (the "Company") from 1992 until the merger between the Company and the Corporation.

     B. The Corporation and the Bank desire to retain the services of the Consultant based on his extensive knowledge of the financial services industry, his intrinsic knowledge of the Association's customer base, and the needs of the communities served by Liberty Federal Bank (the "Bank") and the Association, which knowledge the Consultant gained while serving as President and Chief Executive Officer of the Association. Due to the Consultant's long employment relationship with the Association and his recognition by the public, his providing of consulting services to the Corporation will add stature to the Corporation's and the Bank's efforts and enhance their profitability and future prospects.

     For the reasons recited above, and in consideration of the mutual covenants contained within this Agreement, the Corporation and the Consultant agree as follows:

                                  SECTION ONE
                               TERM OF AGREEMENT

     In consideration of the mutual promises and agreements herein contained, the Corporation hereby retains the Consultant and the Consultant agrees to provide services for and enter into such consulting position with the Corporation under the following terms herein agreed upon:

     The Consultant shall begin to provide consulting services for and enter into the position as a Consultant with the Corporation commencing on June 30, 1998, and shall continue to provide such services in such capacity for the term of three (3) years. Commencing on the first anniversary date of this Agreement, and continuing at each anniversary date thereafter, the Agreement shall renew for an additional year such that the remaining term shall be three (3) years unless written notice is provided to Consultant at least ten (10) days and not more than thirty (30) days prior to such anniversary date, that this Agreement shall not be renewed, in which case this Agreement will expire two years thereafter.

     Notwithstanding the foregoing, and subject to Section Four hereof, this Agreement may be terminated before the expiration of its term, as follows:

     (i) By either party giving to the other party sixty (60) days written notice by certified

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           mail or personal delivery of intention to terminate; or

     (ii) In the event of the death or total incapacity of the Consultant, or upon the Corporation or the Bank ceasing to carry on its business or becoming insolvent.

                                  SECTION TWO
                              DUTIES OF CONSULTANT

     The services to be rendered under this Agreement shall be to the satisfaction of the Corporation. The Consultant agrees as follows:

     (i) to act as the primary liaison between the Board of Directors of the Corporation and the land acquisition and development service corporations acquired in the merger of the Company and the Corporation;

     (ii) to render advisory and consulting services during the term of this Agreement with respect to all areas in which the Corporation or the Bank does business and in which the Consultant has special knowledge, skill, and expertise due to his previous employment relationship with the Association;

     (iii) to use the industry and business contacts the Consultant developed during his prior employment with the Association and which he continues to develop during the term of this Agreement;

     (iv) to outreach to the financial needs of those communities served by the Corporation and the Bank through active attendance at community organization functions including attendance at any such functions as requested by the Corporation;

     (v) to respond to the Corporation's request for advice, service and consulting on savings and loan matters related to the Corporation or the Bank, particularly those connected with customer relations and financial products and services;

                                 SECTION THREE
                                CONSULTING FEES

     For his services as Consultant, the Corporation agrees as follows:

     (i) to pay the Consultant, or cause the Consultant to be paid by the Bank, in addition to any other fees or benefits that the Consultant may be entitled to receive pursuant to any other agreements, contracts, programs or plans sponsored by the Corporation or its affiliates (including the Bank), at the rate of One Hundred Twenty-Five Thousand Dollars ($125,000) per year, payable in equal monthly installments commencing July 1, 1998;

     (ii) to reimburse the Consultant for any out-of-pocket expenses incurred in rendering



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            consulting services to the Corporation or Bank pursuant to this
            Agreement;

     (iii) to provide the Consultant with an office on the premises of the Bank or the Corporation at a location satisfactory to the Consultant;

     (iv) to provide the Consultant, or cause the Bank to provide the Consultant, with a company car; and

     (v) to provide the Consultant with, and cover the salary and expenses for, services to be provided by a secretary designated by Consultant to assist Consultant in performing the services designated pursuant to this Agreement.

                                  SECTION FOUR
                            TERMINATION OF AGREEMENT

     In the event that this Agreement is terminated by the Corporation, for reasons other than the death or total incapacity of the Consultant, for Cause, as defined below, or due to a Change in Control of the Corporation, as defined below, the Corporation shall pay the Consultant, the amount agreed to under Section Three-(i) of this Agreement, pro-rated for periods of less than twelve months, for the unexpired period of the Agreement. For purposes of this Agreement, Cause shall be defined as the Consultant's personal dishonesty, willful misconduct, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations, regulations that do not adversely affect the Corporation, or similar offenses), or material breach of this Agreement. The amounts payable under this paragraph shall be paid within thirty (30) days of Consultant's termination by Corporation.

     In the event that this Agreement is terminated by the Corporation, or its successor, in connection with or following a Change in Control, or in the event that Consultant voluntarily terminates his services under this Agreement within six (6) months following a Change in Control, Consultant shall be entitled to a payment of three times the annual consulting fee, in effect at the time of such termination. For these purposes, a Change in Control shall be defined as an event of a nature that (i) would be required to be reported by the Corporation in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") or (ii) results in a change in control of the Corporation within the meaning of the Home Owners' Loan Act and the rules and regulations promulgated by the Office of Thrift Supervision (or its predecessor
agency) thereunder.   In addition, a Change in Control shall be deemed to have
occurred at such time as any "person" (as that term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, acquires securities representing 20% or more of a class of securities of the Corporation ordinarily having the right to vote at the election of directors, except that an investment advisor shall not be deemed to acquire the voting stock of its advisee if the advisor votes the stock only upon the instruction from the beneficial owner, and does not provide the beneficial owner with advise concerning the voting of such stock. The amounts payable under this paragraph shall be paid within thirty (30) days of the termination of Consultant's termination of service hereunder.

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     In the event of Consultant's death or incapacity, or in the event of the expiration of this Agreement following non-renewal, no further amounts shall be due and owing to Consultant under this Agreement.

                                  SECTION FIVE
                                   ASSIGNMENT

     The Corporation's rights under this Agreement may be assigned by it to any firm engaged in financial services which the Corporation may form or which succeeds the Corporation in its business. Upon such assignment, the assignee shall assume and perform all the Corporation's obligations under this Agreement.

                                  SECTION SIX
                             PAYMENT OF CONSULTANT

     It is understood that the Consultant is likely to provide consulting advice and services primarily with respect to the operations of the Bank.
Accordingly, any obligation of the Corporation under this Agreement may be satisfied by the Bank. Consultant shall be responsible for the payment of all taxes, including federal, state and local income taxes, social security taxes, unemployment insurance taxes, and any other taxes or business license fees required with respect to the payments to be made to the Consultant under this Agreement.

                                 SECTION SEVEN
                                   AGREEMENT

     This Agreement constitutes and expresses the whole agreement of the parties in reference to retention of any consulting services of the Consultant by the Corporation, and in reference to any of the matters or things here provided for, or previously discussed or mentioned in reference to such consulting arrangement, all promises, representations and understandings relative to them being merged.

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